EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-195972, 333-201174, 333-204012, 333-219563, 333-237613 and 333-263222 on Form S-8 of our reports dated February 28, 2024, relating to the financial statements of Magnite, Inc. and the effectiveness of Magnite, Inc.’s internal controls over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Los Angeles, California
February 28, 2024